EX-23.2


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (No. 333-495549, No.333-30473, No.333-89908,
No.333-45463, No.333-55604, No.333-63762, No.333-49186 and No.333-111511) and
Form S-3 (No.333-47034, No.333-47184, No.333-47190, No.333-70937, No.333-102847,
No.333-102391, No.333-101303, No.333-100080, No.333-92408, No.333-89974 and
No.333-86438) of P-Com, Inc. of our report dated March 31, 2003, except for Note 1 (Discontinued Operations), as to which the date is September 3, 2003, and for
Note 1 (Restatements) as to which the date is July 19, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 21, 2005